                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): October 26, 1998




                    INNOVATIVE GAMING CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)



          Minnesota                        0-22482               41-1713864
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
         incorporation)                                     Identification No.)




                          4750 Turbo Circle, Reno, Nevada             89502
                     (Address of principal executive offices)         (Zip Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

       Registrant's telephone number, including area code: (702) 823-3000

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         (a)      Previous independent accountants

                  (i) On October 26, 1998, Arthur Andersen LLP resigned as independent accountants to Innovative Gaming Corporation of America (the "Registrant") based on the level of professional fees related to future audit services.

                  (ii) The report of Arthur Andersen LLP on the Registrant's financial statements for the fiscal year ended December 31, 1996, for which that firm audited such financial statements, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The report of Arthur Andersen LLP on the Registrant's financial statements for the fiscal year ended December 31, 1997, for which that firm audited such financial statements, indicated that the Company has suffered recurring negative cash flow from operations that raise substantial doubt about the Registrant's ability to continue as a going concern.

                  (iii) Arthur Andersen LLP resigned as independent accountants. The Audit Committee of the Registrant's Board of Directors did not participate in or approve this decision.

                  (iv) During the Registrant's two most recent fiscal years and the subsequent interim period through October 26, 1998, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference thereto in their report on the financial statements for such years.

                  (v) During the two most recent fiscal years and the subsequent interim period through October 26, 1998, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

                  (vi) Arthur Andersen LLP has furnished the Registrant with a letter addressed to the Commission stating that it agrees with the above statements. A copy of this letter is included as an exhibit to this Form 8-K Report.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  (16)     Letter regarding change in certifying accountant.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                INNOVATIVE GAMING CORPORATION OF AMERICA



Date:  October 30, 1998         By: s/ Scott Shackelton
                                    --------------------------------------------
                                Name:  Scott Shackelton
                                Title: Chief Financial Officer





                                        3